                                                                      Exhibit 11


                     NEWMONT GOLD COMPANY AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)

PRIMARY EARNINGS PER SHARE CALCULATION

                                                     Years Ended December 31,
                                                 -------------------------------
                                                    1995       1994       1993
                                                 ---------   --------   --------
  INCOME DATA:

    Income before cumulative
      effect of change in
      accounting principle                       $ 124,872   $ 83,394   $113,116
    Preferred stock dividends                      (11,157)   (15,813)       -
                                                 ---------   --------   --------

    Income before cumulative
      effect of change in
      accounting principle
      applicable to common
      shares                                       113,715     67,581    113,116
    Cumulative effect of
      change in accounting
      principle                                       -          -         2,665
                                                 ---------   --------   --------

    Net income applicable to
      common shares                              $ 113,715   $ 67,581   $115,781
                                                 =========   ========   ========


  COMMON AND COMMON EQUIVALENT SHARES:

    Weighted average common
      shares                                        97,268     96,331    104,875
    Equivalent common shares
      from stock options                               107        141        -
                                                 ---------   --------   --------

    Common and common
      equivalent shares                             97,375     96,472    104,875
                                                 =========   ========    =======


  EARNINGS PER COMMON SHARE:

    Income before cumulative
      effect of change in
      accounting principle                       $    1.17   $   0.70    $  1.08
    Cumulative effect of
      change in accounting
      principle                                       -          -          0.02
                                                 ---------   --------    -------

    Net income per common and
      common equivalent
      shares                                     $    1.17   $   0.70    $  1.10
                                                 =========   ========    =======


                                                                      Exhibit 11


                     NEWMONT GOLD COMPANY AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


FULLY DILUTED EARNINGS PER SHARE CALCULATION

                                                    Years Ended December 31,
                                                --------------------------------
                                                  1995        1994        1993
                                                --------    --------    --------
  INCOME DATA:

    Income before cumulative
      effect of change in
      accounting principle                      $124,872    $ 83,394    $113,116
    Cumulative effect of
      change in accounting
      principle                                     -           -          2,665
                                                --------    --------    --------

    Net income applicable to
      common shares                             $124,872    $ 83,394    $115,781
                                                ========    ========    ========


  COMMON AND COMMON EQUIVALENT SHARES:

    Weighted average common
      shares                                      97,268      96,331     104,875
    Equivalent common shares
      from stock options                             107         141         -
    Equivalent common shares
      from conversion of
      preferred stock                              5,583       7,899         -
                                                --------    --------    --------

    Common and common
      equivalent shares                          102,958     104,371     104,875
                                                ========    ========    ========


  EARNINGS PER COMMON SHARE:

    Income before cumulative
      effect of change in
      accounting principle                      $   1.21    $   0.80    $   1.08
    Cumulative effect of
      change in accounting
      principle                                     -           -           0.02
                                                --------    --------    --------

    Net income per common
      and common equivalent
      shares                                    $   1.21    $   0.80    $   1.10
                                                ========    ========    ========


                                  Page 2 of 2